Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE ALBANY MOLECULAR RESEARCH, INC.
1998 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Purchase Price per Share:                       (e.g., par value)

Grant Date:                   , 200

Final Acceptance Date:                      , 200

Pursuant to the Albany Molecular Research, Inc. 1998 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Albany Molecular Research, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above.  Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1.                                       Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Administrator (as defined in Section 2 of the Plan) of the Purchase Price per Share, if any, times the number of shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement.  Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form or certificates evidencing the shares of Restricted Stock so accepted shall be issued and delivered to the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.                                       Restrictions and Conditions.

(a)                                  Any book entries or certificates evidencing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)                                 Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)                                  As a condition of acceptance of this award, the grantee will execute and deliver to the Company the attached stock power endorsed in blank.

(d)                                 If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, the Company shall have the right, at the discretion of the Administrator, to repurchase such shares from the Grantee or the Grantee’s legal representative at their purchase price.  The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 60 days following such termination of employment.

3.                                       Vesting of Restricted Stock.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares of Restricted Stock Vested	Vesting Date
( %)
( %)
( %)
( %)
( %)

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.  The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4.                                       Dividends.  Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

5.                                       Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.                                       Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.                                       Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.                                       Miscellaneous.

(a)                                  Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)                                 This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

ALBANY MOLECULAR RESEARCH, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

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